Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated on and as of December 9, 2015, by and between Cardinal Resources, Inc., a Nevada corporation (the "Company"), and HangZhou Sky Valley Water Technology Co., Ltd. (the "Purchaser").
R E C I T A L S:
WHEREAS, Purchaser desires to purchase and the Company desires to sell securities on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:
1.  Private Offering.  The securities offered by this Agreement are being offered in a private offering (the "Offering") of up to $7,500,000 consisting of shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"). The shares will be sold pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Rule 506 of Regulation D thereunder.  The shares are being offered solely to "accredited investors" as that term is defined in Rule 501(a) of the Securities Act.  This Agreement and the Exhibits hereto are hereinafter collectively referred to as the "Offering Documents".
2.  Sale and Purchase of Shares.
(a)  Tranche I Closing.  Subject to the terms and conditions hereof, the Company agrees to sell, and Purchaser at the Tranche I Closing (as defined below) irrevocably subscribes for and agrees to purchase, 36,000,000 shares of Common Stock (the "Tranche I Shares") at a purchase price of $0.10417 per Tranche I Share. The aggregate purchase price payable by Purchaser for the Tranche I Shares shall be $3,750,000 (the "Aggregate Tranche I Purchase Price") and shall be payable at the Tranche I Closing by wire transfer of immediately available funds as set forth below.
(b)  Tranche II Closing.
(i)  Subject to the conditions of this Section 2(b) and upon the attainment by the Company of the Tranche II Milestones (as defined below), the Company shall issue and sell and the Purchaser shall purchase at one additional closing (the "Tranche II Closing" and together with the Tranche I Closing, the "Closings"), shares of Common Stock (the "Tranche II Shares" and together with the Tranche I Shares, the "Shares") sufficient to result in Purchaser owning following such Tranche II Closing 51% of the Company's issued and outstanding shares of Common Stock, as adjusted for any stock split, reverse stock split, stock dividend or other share recapitalization. The aggregate purchase price payable by Purchaser for the Tranche II Shares shall be $3,750,000 (the "Aggregate Tranche II Purchase Price") and shall be payable at the Tranche II Closing by wire transfer of immediately available funds as set forth below.

(ii)  The "Tranche II Milestones" are:
(a)  Mutually agreed upon management and governance structure of the Company, including composition of the board of directors and key management hires;
(b)  The Company and Purchaser shall have entered into a joint venture agreement to form a new Chinese joint venture (the "China JV");
(c)  The China JV shall have manufactured two CRB units that meet the quality standards of the Company;
(d)  The Company shall transfer its manufacturing rights and obligations under the Bayelsa Nigeria agreement to the China JV; and
(e)  The Company will use its commercially reasonable best efforts to transfer its financing and manufacturing rights and obligations under the CAMWATER agreement to the China JV.
(iii)  Following attainment of the Tranche II Milestones, the date of the Tranche II Closing shall be determined mutually and in good faith by the Company's Chief Executive Officer and Purchaser and shall be sent in a written notice to Purchaser (such notice, the "Tranche II Notice").
(c)  Subject to the terms and conditions of this Agreement, the purchase and sale of the Tranche I Shares shall take place remotely via the exchange of documents and signatures at 10:00 a.m. Eastern time, on December 9, 2015 or at such other time or on such other date or at such other place or by such other method as the Company and Purchaser may mutually agree upon orally or in writing (the day on which the Tranche I Closing takes place, the "Tranche I Closing Date").
(d)  Subject to the terms and conditions of this Agreement, the purchase and sale of the Tranche II Shares shall take place remotely via the exchange of documents no later than twenty (20) Business Days after Purchaser's receipt of the Tranche II Notice (the day on which the Tranche II Closing takes place, the "Tranche II Closing Date").
(e)  Closing Conditions.
(i)  The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Tranche I Closing or the Tranche II Closing, as the case may be, of each of the following conditions:
(a)  No governmental authority shall have enacted, issued, promulgated, enforced or entered any order, writ, judgment, injunction, decree, stipulation, determination or award which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b)  The Company shall have received all consents, authorizations, orders and approvals from all third parties and governmental authorities necessary to consummate the transactions contemplated hereby and no such consent, authorization, order and approval shall have been revoked.
(c)  No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental authority or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.
(ii)  The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or such Purchaser's waiver, at or prior to the Tranche I Closing or the Tranche II Closing, as the case may be, of each of the following conditions:
(a)  This Agreement and all other ancillary agreements contemplated hereby shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Purchaser.
(b)  The representations and warranties of Company contained in Section 4 shall be true and correct in all material respects as of the Tranche I Closing Date or the Tranche II Closing Date, as the case may be, with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date).
(c)  The Company shall have duly performed and complied in all respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Tranche I Closing Date or the Tranche II Closing Date, as the case may be.
(d)  Such Purchaser shall have received a certificate, dated the Tranche I Closing Date or the Tranche II Closing Date, as the case may be, and signed by a duly authorized officer of the Company, that each of the conditions set forth in Section 2(c)(ii)(b) and (c) have been satisfied.
(e)  The Company shall have delivered, or caused to be delivered, to Purchaser such documents or instruments as Purchaser reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
(iii)  The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company's waiver, at or prior to the Tranche I Closing or the Tranche II Closing, as the case may be, of each of the following conditions:
(a)  This Agreement and all other ancillary agreements contemplated hereby shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to the Company.

(b)  The representations and warranties of Purchaser contained in Section 3 shall be true and correct in all respects as of the Tranche I Closing Date or the Tranche II Closing Date, as the case may be with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all respects as of that specified date), except where the failure of such representations and warranties to be true and correct would not have a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby.
(c)  Purchaser shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Tranche I Closing Date or the Tranche II Closing Date, as the case may be.
(d)  The Company shall have received a certificate, dated the Tranche I Closing Date or the Tranche II Closing Date, as the case may be and signed by a duly authorized officer of Purchaser, that each of the conditions set forth in Section 2(c)(iii)(b) and (c) have been satisfied.
(e)  Purchaser shall have transferred, or procured the transfer of, the Aggregate Tranche I Purchase Price or the Aggregate Tranche II Purchase Price, as the case may be, to the Company by wire transfer in immediately available funds, to an account or accounts designated in writing by the Company to Purchaser prior to or at the Tranche I Closing Date or the Tranche II Closing Date, as the case may be.
(f)  Purchaser shall have delivered, or caused to be delivered, to the Company such documents or instruments as the Company reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.
3.  Representations and Warranties of Purchaser.  Purchaser represents and warrants to the Company as follows:
(a)  Organization and Qualification.
(i)  Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate or other entity power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material and adverse effect on the legality, validity or enforceability of this Agreement and any documents contemplated hereby  (collectively, the "Transaction Documents") to which it is a party, and Purchaser is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a material adverse effect on it.
(ii)  The address of its principal place of business of Purchaser is as set forth on the signature page hereto.
(b)  Authority; Validity and Effect of Agreement.

(i)  Purchaser has the requisite corporate or other entity power and authority to execute and deliver the Transaction Documents to which it is a party and perform its obligations under such Transaction Documents.  The execution and delivery of each such Transaction Document by Purchaser, the performance by Purchaser of its obligations thereunder, and all other necessary corporate or other entity action on the part of Purchaser have been duly authorized by its board of directors or similar governing body, and no other corporate or other entity proceedings on the part of Purchaser is necessary for Purchaser to execute and deliver the relevant Transaction Documents and perform its obligations thereunder.
(ii)  Each of the relevant Transaction Documents has been duly and validly authorized, executed and delivered by Purchaser and, assuming each has been duly and validly executed and delivered by the Company, each constitutes a legal, valid and binding obligation of such Purchaser, in accordance with its terms.
(c)  No Conflict; Required Filings and Consents.  Neither the execution and delivery of the relevant Transaction Documents by Purchaser nor the performance by such Purchaser of its obligations, thereunder will: (i) conflict with such Purchaser's articles of incorporation or bylaws, or other similar organizational documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Purchaser or any of the properties or assets of Purchaser; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Purchaser under, or result in the creation or imposition of any lien upon any properties, assets or business of Purchaser under, any material contract or any order, judgment or decree to which Purchaser is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its covenants under this Agreement.
(d)  Accredited Investor.Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act and was not formed for the specific purpose of acquiring the Shares.
(e)  No Government Review.  Purchaser understands that neither the United States Securities and Exchange Commission ("SEC") nor any securities commission or other governmental authority of any state, country or other jurisdiction has passed upon or endorsed the merits of this Agreement, the Shares, or any of the other documents relating to the Offering, or confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement, the Shares or such other documents.
(f)  Investment Intent.  The Shares are being acquired for Purchaser's own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same.  By executing this Agreement, Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Shares.

(g)  Restrictions on Transfer.  Purchaser understands that the Shares are "restricted securities" as such term is defined in Rule 144 under the Securities Act and have not been registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom.  Purchaser acknowledges that it is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.
(h)  Investment Experience.  Purchaser has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Shares, and Purchaser has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment.  In making its decision to acquire the Shares, Purchaser has not relied upon any information other than information provided to it by the Company or its representatives and contained herein, including the representations and warranties and covenants of the Company contained herein
(i)  Access to Information.  Purchaser acknowledges that it has had access to and has reviewed all documents and records relating to the Company, including, but not limited to, the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2014, the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2015, June 30, 2015, and September 30, 2015, and any Current Reports on SEC Form 8-K filed with the SEC after June 30, 2015 and before the date this Agreement is executed (as such documents have been amended since the date of their filing, collectively, the "Company SEC Documents"), that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Shares; that it has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to such investment.  Purchaser understands any statement contained in the Company SEC Documents shall be deemed to be modified or superseded for the purposes of this Agreement to the extent that a statement contained herein or in any other document subsequently filed with the SEC modifies or supersedes such statement.
(j)  Reliance on Representations.  Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of the federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares.  Purchaser represents and warrants to the Company that any information that it has heretofore furnished or furnishes herewith to the Company is complete and accurate, and further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Shares.  Within five (5) days after receipt of a request from the Company, Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is subject in connection with the transactions contemplated under the Transaction Documents.

(k)  No General Solicitation.  Purchaser is unaware of, and in deciding to participate in the Offering is in no way relying upon, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the Offering.
(l)  Investment Risks.  Purchaser understands that purchasing Shares will subject it to certain risks, including, but not limited to, those set forth in the Company SEC Documents and the following: (i) the offering price of the Shares offered hereby has been determined solely by the Company and does not necessarily bear any relationship to the value of the Company's assets, current or potential earnings of the Company, or any other recognized criteria used for measuring value and, therefore, there can be no assurance that the offering price of the Shares is representative of the actual value of the Shares; and (ii) in order to capitalize the Company, execute its business plan, and for other corporate purposes, the Company has issued, and expects to issue additional shares of Common Stock, securities exercisable or convertible into shares of Common Stock, or debt.  Such securities have been and may be issued for a purchase price consisting of cash, services or other consideration that may be materially different than the purchase price of the Shares.  The issuance of any such securities may result in substantial dilution to the relative ownership interests of the Company's existing shareholders and substantial reduction in net book value per share.  Additional equity securities may have rights, preferences and privileges senior to those of the holders of Common Stock, and any debt financing may involve restrictive covenants that may limit the Company's operating flexibility.
(m)  Import and Export Compliance.  Purchaser represents and warrants to the Company as follows:
(i)  During the five (5) year period ending on the Closing Date, neither Purchaser nor any subsidiary, director or officer of Purchaser or any subsidiary, or any employee, agent, or representative acting with authorization of Purchaser or any subsidiary, has directly or indirectly, whether through affiliates, partners, officers, employees, agents or representatives, paid, offered, promised, authorized or agreed to give any monies, gift or other thing of value or benefit, whether in cash or kind, and whether or not pursuant to a written contract, to any "Foreign Official", as defined in the United States Foreign Corrupt Practices Act of 1977, as amended (the "FCPA") or employee of any Governmental Body (as that term is defined below) (including an official or employee of any public international organization or government-owned business or enterprise), or to any political party, employee or director thereof, or any candidate for a political position or any political subdivision for the sole purpose of influencing any act or decision of such official or employee, in violation of any Law, including but not limited to the FCPA (A) to further the business of the Purchaser or any of its subsidiaries, or (B) to assist the Purchaser or any of its subsidiaries in connection with any actual or proposed transaction in connection with the operations of the Purchaser or any of its subsidiaries.

(ii)  Purchaser and its subsidiaries are in compliance in all material respects with all applicable Export Laws (as that term is defined below).
(iii)  Neither Purchaser nor any of its officers, directors, owners, managers, or employees, (A) are persons with whom United States persons are restricted from doing business under regulations of the Office of Foreign Asset Control (the "OFAC") of the United States Department of the Treasury (including, without limitation, those named on OFAC's Specially Designated Nationals and Blocked Persons List), the Export Laws (as that term is defined below), or under any applicable law or any other governmental action that is applicable to Purchaser ("Prohibited Persons"); and (B) have had any direct or indirect dealings with and have not sold, exported, re-exported, or retransferred, directly or indirectly, any goods, technology or services to any Prohibited Persons or to any country under embargo by the United States of America.
(iv)  As used herein:
(A)  "Export Laws" means any applicable United States of America requirements related to import and export control, including, without limitation, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 12 U.S.C. § 95a and 50 U.S.C. App. § 5(b), the Export Administration Act, 50 U.S.C. App. §§ 2401 et seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 et seq., and any and all regulations and orders promulgated or issued under such authority, including the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control, 31 C.F.R. Parts 500 through 598, the Export Administration Regulations, 15 C.F.R. Parts 730 through 774, and the International Traffic in Arms Regulations, 22 C.F.R. Parts 120 through 130.
(B)  "Governmental Body" means any: (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
(n)  Anti-Money Laundering.  Purchaser acknowledges that due to anti-money laundering regulations within their respective jurisdictions, the Company and/or any person acting on behalf of the Company may require further documentation verifying Purchaser's identity and the source of funds used to purchase Shares before this Agreement can be accepted.  Purchaser further agrees to provide the Company at any time with such information as the Company reasonably determines to be necessary and appropriate to verify compliance with the anti-money laundering regulations of any applicable jurisdiction or to respond to requests for information concerning the identity of Purchaser from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, and to update such information as necessary.

(o)  Short Sales and Confidentiality Prior to the Date Hereof.  Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with Purchaser, executed any disposition, including Short Sales (as such term is defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), in the securities of the Company during the period commencing from the time that Purchaser first received written or oral notice of this Offering from the Company or any other person setting forth the material terms of the transactions contemplated hereunder or by this Agreement until the date hereof ("Discussion Time").   Except as provided in Section 6(b), Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
(p)  No Disqualification Events.  Neither Purchaser nor any affiliate of Purchaser is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) under the Securities Act.
(q)  Notice of Disqualification Events.  Purchaser will notify the Company in writing, prior to the Closing Date of (i) any Disqualification Event relating to Purchaser or any of its affiliates and (ii) any event that would, with the passage of time, become a Disqualification Event relating to Purchaser or any of its affiliates.
4.  Representations and Warranties of the Company.  The Company represents and warrants to Purchaser as follows:
(a)  Organization and Qualification.  The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada the corporate power and authority to own and operate its business as presently conducted.  The Company is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary.
(b)  Authority; Validity and Effect of Agreement.  The Company has the requisite corporate power and authority to execute and deliver each of the Transaction Documents, perform its obligations thereunder, and conduct the Offering.  The execution and delivery of each of the Transaction Documents by the Company, the performance by the Company of its obligations thereunder, the transactions contemplated thereby, the Offering, and all other necessary corporate action on the part of the Company have been duly authorized by its board of directors, and no other corporate proceedings on the part of the Company are necessary to authorize each of the Transaction Documents or the Offering. Each of the Transaction Documents has been duly and validly executed and delivered by the Company and, assuming that each has been duly authorized, executed and delivered by Purchaser, each constitutes a legal, valid and binding obligation of the Company, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)  No Conflict; Required Filings and Consents.  Neither the execution and delivery of the Transaction Documents by the Company nor the performance by the Company of its obligations thereunder will: (i) conflict with the Company's certificate of incorporation or bylaws; (ii) violate any material statute, law, ordinance, rule or regulation, applicable to the Company or any material properties or assets of the Company; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company, or result in the creation or imposition of any lien upon any properties, assets or business of the Company under, any material contract or any order, judgment or decree to which the Company is a party or by which it or any of its assets or properties is bound or encumbered.
(d)  SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, or to the extent corrected by a subsequent restatement, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and all other reports of the Company filed with the Commission pursuant to the Exchange Act from January 1, 2015 through the date of this Agreement (including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the "SEC Reports") complied in all material respects with the requirements of the Exchange Act.
(e)  Financial Statements.The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been prepared in accordance with United States generally accepted accounting principles, as applied by the Company on a consistent basis during the financial periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the SEC Reports.
(f)  Issuance of the Shares.  The Shares (i) have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable; and (ii) free from any encumbrance, mortgage, charge, pledge, lien, assignment, hypothecation, security interest, interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion), title retention or restrictions or restrictions on transfer of any nature whatsoever (other than the restrictions contemplated under Section 3(g)) or any other security agreement or arrangement, or any agreement to create any of the foregoing.

(g)  Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports and has changed since the date of such SEC Reports only to reflect stock, stock option and warrant issuances or exercises that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities.  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company.  Except as specified in the SEC Reports or as contemplated by the Transaction Documents: (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) except as set forth on Schedule 4(g), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; (iii) except as set forth in Schedule 4(j), there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (except as set forth in Schedule 4(g)); (vi) there are no outstanding securities or instruments of the Company or which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company has no liabilities or obligations required to be disclosed in the SEC Reports (as defined herein) but not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company's business or set forth in Schedule 4(j).
(h)  Tax Matters.  The Company (i) has accurately and timely prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the Company by the taxing authority of any jurisdiction.

(i)  Employment Matters.  No material labor dispute exists or, to the Company's knowledge, is imminent with respect to any of the employees of the Company.  None of the Company's employees is a member of a union that relates to such employee's relationship with the Company, the Company is not a party to a collective bargaining agreement, and the Company believes that its relationship with its employees is satisfactory.  No executive officer, to the Company's knowledge, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.  To the Company's knowledge, the Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.
(j)  Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports and except as disclosed in a subsequent SEC Report filed prior to the date of this Agreement: (i) there have been no events, occurrences or developments that have had or that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (ii) except as set forth in Schedule 4(j), the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate (as defined in Rule 405 of the Securities Act), except pursuant to existing Company incentive plans or executive and director corporate arrangements disclosed in the SEC Reports and (vi) there has not been any material change or amendment to, or any waiver of any material right under, any contract under which the Company or any of their assets is bound or subject.  For purposes of this Agreement, "Material Adverse Effect" means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material and adverse effect on the results of operations, assets, business or financial condition of the Company and subsidiaries, taken as a whole, or (iii) any material adverse impairment to the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document.
(k)  Litigation.  Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under provincial, federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or, to the knowledge of the Company, any director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act or the Securities Act.

(l)  Compliance.  The Company is not: (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material written agreement or written instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) in violation of any judgment, decree or order of any court, arbitrator or governmental body in which the Company is named as a party, or (iii) in violation of, and has complied with, all applicable statutes, rules, ordinances or regulations of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to it and each of its subsidiaries and its business and all such laws that affect the environment.
(m)  Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any written notification that the SEC is contemplating terminating such registration.
(n)  Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(o)  No Integrated Offering.  Assuming the accuracy of Purchaser's representations and warranties set forth in Section 3, neither the Company, nor, to the knowledge of the Company, any of its affiliates, nor any Person acting on its or, to the knowledge of the Company, their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this Offering of the Shares by the Company to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any trading market on which any of the securities of the Company are listed or designated.

(p)  Investment Company.  The Company is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.
(q)  Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings that is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.
(r)  Intellectual Property. (i) To the knowledge of the Company, all intellectual property used by, required or necessary for the Company to operate its business (the "Company IP") is legally owned by, validly licensed to, or used under the authority of the owner by, the Company. (ii) All Company IP which is owned by the Company is not licensed to a third party otherwise than in the ordinary course of business. None of the Company IP owned by the Company is subject to any judgments or limitations or restrictions on use or otherwise issued by any governmental authority, save for claim limitations imposed by the applicable registration authorities as part of the normal patent prosecution process prior to issuance with respect to registered intellectual property.  No person, including employees or consultants of the Company has any ownership right to any Company IP owned by the Company or any right to any payment of any sum with respect to same. (iii) All Company IP is: (A) to the knowledge of the Company, not the subject of any claim (save for claim limitations with respect to registered intellectual property imposed by the applicable registration authorities as part of the normal prosecution process prior to issuance), opposition, action, suit, investigation or proceeding as to title, validity, enforceability, entitlement, misappropriation, or infringement of any intellectual property of any third party or that prohibits or restricts the Company from carrying on its business; and (B) to the knowledge of the Company, not registered in contravention of any applicable laws and regulations. (iv) All registration, maintenance and renewal fees and taxes due prior to Closing in respect of the registered Company IP and applications thereof that are owned by the Company have duly been paid in full.  All necessary registration, maintenance and renewal documents and certificates have been filed with the relevant patent, copyright or trademark for purposes of maintaining such registered Company IP that is owned by the Company.  (v) To the knowledge of the Company, there is no threatened infringement or unauthorised use of any of the Company IP that is owned by the Company by any third party. (vi) To the knowledge of the Company, the Company IP that is owned by the Company does not infringe the intellectual property of another person. (vii) The ownership, license or rights in the Company IP owned by the Company will not be materially adversely affected by the transactions contemplated by this Agreement and the other Transaction Documents. (viii) The Company has at all times used commercially reasonable efforts to protect its trade secrets and confidential information.
(s)  Reliance.  The Company acknowledges that the Purchaser has entered into this Agreement and the other Transaction Documents to which it is a party, in reliance upon the information provided to it by the Company or its representatives and contained herein, including the representations and warranties and covenants of the Company contained herein.

5.  Other Agreements of the Parties.
(a)  Transfer Restrictions.
(i)  The Shares may only be disposed of in compliance with applicable federal and state securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of Purchaser or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the other Transaction Documents and shall have the rights and obligations of Purchaser under this Agreement.
(ii)  Legends.  The certificates and agreements evidencing the Shares shall have endorsed thereon the following legend (and appropriate notations thereof will be made in the Company's stock transfer books), and stop transfer instructions reflecting these restrictions on transfer will be placed with the transfer agent of the Shares:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES REPRESENTED HEREBY HAVE BEEN TAKEN BY THE REGISTERED OWNER FOR INVESTMENT, AND WITHOUT A VIEW TO RESALE OR DISTRIBUTION THEREOF, AND MAY NOT BE SOLD, TRANSFERRED OR DISPOSED OF WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER OR DISPOSITION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS THEREUNDER OR OTHER APPLICABLE SECURITIES LAWS.
(b)  Securities Laws Disclosure; Publicity.  On or prior to the fourth (4th) business day following the date of the Tranche I Closing and the Tranche II Closing, the Company will file a Current Report on Form 8-K with the SEC describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents. Except as provided in Section 6(b), Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 5(b), Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).
(c)  Reporting Status.  During the one year period from and after the last to occur of the Tranche I Closing or the Tranche II Closing, as the case may be, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act would otherwise permit such termination.

(d)  Reverse Stock Split. The Company will use commercially reasonable efforts to execute a reverse split (the "Reverse Split") of its outstanding shares of Common Stock with a view to satisfying the minimum bid required for the initial listing of shares of its Common Stock on the Nasdaq Capital Market which shall include the filing of a preliminary proxy statement with the SEC within 60 days of the Tranche II Closing Date.  In the event the Reverse Split is completed and the Company meets the requirements imposed by applicable rules and regulation of the Nasdaq Stock Market for the initial listing of its shares of Common Stock on the Nasdaq Capital Market (the "Initial Listing Requirements"), the Company will use commercially reasonable efforts to cause its shares of Common Stock to be listed on the Nasdaq Capital Market.  Purchaser understands, acknowledges and agrees that the Company makes no representation, warranty or assurance that (i) the Company will be able to satisfy the Initial Listing Requirements, (ii) in the event that the Company is able to satisfy the Initial Listing Requirements, that its shares of Common Stock will be approved by the Nasdaq Stock Market for listing on the Nasdaq Capital Market, or (iii) in the event that its shares of Common Stock are approved by the Nasdaq Stock Market for listing on the Nasdaq Capital Market, that it will be able to maintain such listing.
(e)  Use of Proceeds.  The Company will use the net proceeds from the sale of the Shares hereunder in accordance with the use of proceeds as set forth in that certain Letter of Intent between the Purchaser and the Company dated October 1, 2015 and attached hereto as Exhibit A.
(f)  Standstill.  Unless otherwise consented to in writing by the Board of Directors of the Company, Purchaser agrees that neither Purchaser nor any of its directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, investment bankers, and other consultants and advisors) (collectively, "Representatives") will in any manner, directly or indirectly: (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (A) any acquisition of any securities (or any beneficial ownership thereof or any right to vote such securities) or assets of the Company, or any rights or options to acquire any securities (or any beneficial ownership thereof or any right to vote such securities), or any assets, indebtedness or businesses of the Company or any of its affiliates, (B) any tender or exchange offer, merger or other business combination involving the Company, any of its affiliates or any assets of the Company or its affiliates constituting a significant portion of the consolidated assets of the Company and its affiliates, (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its affiliates, (D) any "change in control" of the Company, or (E) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company or any of its affiliates; (ii) form, join or in any way participate in a "group" (as defined under the Exchange Act) with respect to the Company or its securities or otherwise act in concert with any person in respect of any such securities; (iii) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, Board of Directors or policies of the Company or to obtain further representation on the Board of Directors of the Company; or (iv) enter into any discussions or arrangements with any third party with respect to any of the foregoing. Purchaser further agrees not to request that the Company directly or indirectly, amend or waive any provision of this paragraph (including this sentence).  Purchaser further agrees that if it or its Representatives are approached by any third party concerning participation in a transaction involving any assets, indebtedness or business of, or securities issued by, the Company, Purchaser will promptly inform the Company of the nature of such transaction and the parties involved.

(g)  Upon the occurrence of the Tranche I Closing, Purchaser shall be entitled to appoint one director to the Company's Board of Directors.
(h)  Purchaser shall use its best efforts to obtain all necessary currency approvals and permits sufficient to enable it to fund the Aggregate Tranche I Purchase Price on or prior to the Tranche I Closing Date.
6.  Confidentiality.
(a)  Purchaser acknowledges and agrees that: (i) certain of the information contained herein is of a confidential nature and may be regarded as material non-public information under Regulation FD of the Securities Act; (ii) except as provided in Section 6(b), this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby will be kept confidential by Purchaser and will not be used for any purpose other than for the purposes of entering into and consummating the transactions contemplated under the Transaction Documents; (iii) except as provided in Section 6(b), until the time the information contained herein has been adequately disseminated to the public, the existence of this Agreement and the information contained herein shall not, without the prior written consent of the Company, be disclosed by Purchaser to any person or entity, other than its personal financial and legal advisors for the sole purpose of evaluating the entering into and the consummation of the transactions contemplated under the Transaction Documents, and Purchaser will not, directly or indirectly, disclose or permit its personal financial and legal advisors to disclose, any of such information without the prior written consent of the Company; (iv) Purchaser shall make its representatives aware of the terms of this Section 6 and to be responsible for any breach of this Agreement by such representatives; (v) except as provided in Section 6(b), Purchaser shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the contents or subject matter of this Agreement; and (vi) if Purchaser decides to not pursue further investigation of the Company or to not participate in the Offering, Purchaser will promptly return this Agreement and any accompanying documentation to the Company.
(b)  Any party hereto may disclose, or permit the disclosure of, information which would otherwise be confidential if and to the extent (i) required by law or any securities exchange, regulatory or governmental body, (ii) disclosed to its respective affiliates and its and their respective directors, officers, employees, shareholders, finance providers and their respective professional advisers or officers on a need-to-know basis (but it shall remain responsible for the compliance with this Section 6 by any such person), or (iii) it comes into the public domain other than as a result of a breach by any party hereto.
7.  Indemnification.  Purchaser agrees to indemnify, defend and hold harmless the Company and its respective affiliates and agents from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements incurred by the Company that arise out of or result from a breach of any representations or warranties made by Purchaser herein, and Purchaser agrees that in the event of any breach of any representations or warranties made by Purchaser herein, the Company may, at its option, forthwith rescind the sale of the Shares to Purchaser.

8.  Non-Public Information.  Purchaser acknowledges that certain information concerning the matters that are the subject matter of this Agreement constitute material non-public information under United States federal securities laws, and that United States federal securities laws prohibit any person who has received material non-public information relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company.  Accordingly, until such time as any such non-public information has been adequately disseminated to the public, Purchaser shall not purchase or sell any securities of the Company, or communicate such information to any other person save as provided in Section 6(b).
9.  Sales and Confidentiality After The Date Hereof.   Purchaser shall not, and shall cause its affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any Short Sales (as such term is defined in Rule 200 promulgated under Regulation SHO under the Exchange Act)) during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated.  Purchaser understands and acknowledges that the SEC currently takes the position that covering a short position established prior to effectiveness of a resale registration statement with shares included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in the SEC's Compliance and Disclosure Interpretation 239.10.
10.  Entire Agreement; No Third Party Beneficiaries.  This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. Purchaser acknowledges and agrees that it did not rely upon any statements or information, whether oral or written, provided by the Company, or any of its officers, directors, employees, agents or representatives, in deciding to enter into this Agreement or purchase the Shares.  Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
11.  Amendment and Modification.  This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the Company and the Purchaser.
12.  Extensions and Waivers.  At any time prior to the Tranche I Closing or the Tranche II Closing, as the case may be, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the Company and the Purchaser.  No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

13.  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign its rights or delegate its obligations under this Agreement without the express prior written consent of the Purchaser.  Except as provided in Section 7, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.
14.  Survival of Representations, Warranties and Covenants.  The representations and warranties contained herein shall survive the last to occur of the Tranche I Closing or the Tranche II Closing, as the case may be, and shall thereupon terminate 24 months from the last of such Closings to occur, except that the representations contained in Sections 3(a), 3(b), 3(q), 3(r), 4(a), 4(b) and 4(f) shall survive indefinitely.  All covenants and agreements contained herein which by their terms contemplate actions following the Closings shall survive the Closings and remain in full force and effect in accordance with their terms.  All other covenants and agreements contained herein shall not survive the Closings and shall terminate upon the last to occur of the Tranche I Closing or the Tranche II Closing, as the case may be.
15.  Headings; Definitions.  The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.  All references to Sections contained herein mean Sections of this Agreement unless otherwise stated.  All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.
16.  Severability.  If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.
17.  Notices.  All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:
If to the Company:
Cardinal Resources, Inc.
201 Penn Center Blvd., Suite 400
Pittsburgh, PA 15235
Attention: Kevin Jones, Chief Executive Officer
with a copy to:
Fox Rothschild LLP
BNY Mellon Center
500 Grant Street, Suite 2500
Pittsburgh, PA 15219
Fax (412) 391-6984
Attention: David A. Jaffe, Esquire
If to Purchaser:
To that address indicated on the signature page hereof.

18.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the Corporation Law of the State of Nevada shall apply to the internal corporate governance of the Company.
19.  Counterparts.  This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
20.  Attorneys' Fees.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Transaction Documents.
21.  Termination.
(a)  This Agreement may be terminated at any time prior to the Tranche I Closing by the Company by written notice to Purchaser if any of the conditions set forth in Section 2(e)(iii) shall not have been fulfilled, or if it becomes apparent that any of such conditions will not be fulfilled, within 45 days of signing, unless such failure shall be due to the failure of the Company to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.
(b)  In the event of termination of this Agreement in accordance with Section 21(a), this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (i) those provisions set forth in Sections 6, 7 and 8 of this Agreement which shall survive termination; and (ii) that nothing herein shall relieve any party hereto from liability for any willful breach of any provision of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date set forth below.
Date: ____________________, 2015
PURCHASER

For and on behalf of
HANGZHOU SKY VALLEY WATER TECHNOLOGY CO., LTD.

By:
Name:_________________________________________________
Title:  _________________________________________________
Address: ______________________________________________
Phone: ________________________________________________
Social Security or Tax ID No.:      N/A__________________________

Number of Tranche I Shares Purchased: 36,000,000

Aggregate Tranche I Purchase Price: $3,750,000
($0.10417 per Share)

Number of Tranche II Shares Purchased: [_______]

Aggregate Tranche II Purchase Price: $3,750,000
($[___] per Share)

Delivery Instructions (if different than Address):

Date: December 8, 2015	CARDINAL RESOURCES, INC. /s/ Kevin R. Jones By: _________________________________________________ Name: Kevin R. Jones Title: CEO/President

EXHIBIT A
Letter of Intent

SCHEDULE 4(g)

SCHEDULE 4(j)
Cardinal Resources' current debt listing can be found and is included in the latest 10-Q filings.